Exhibit 77(o)


                  Transactions Effected Pursuant to Rule 10f-3


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                                          Broker/Dealer     Affiliated/Principal
                               Date of    From              Underwriter or
Fund               Issuer      Purchase   Whom Purchased    Syndicate
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ING VP High Yield  Freeport    3/14/2007  JP Morgan Chase   ING Financial
Bond Portfolio     McMoran                                  Markets
                   8.375%
                   4/1/2015
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ING VP High Yield  Freeport    3/14/2007  JP Morgan Chase   ING Financial
Bond Portfolio     McMoran                                  Markets
                   8.25%
                   4/1/2015
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